SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – July 29, 2009

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24341	54-1865271
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Bala Plaza, Suite 300 Bala Cynwyd, Pennsylvania	19004
(Address of Principal Executive Offices)	(Zip Code)

(610) 660-7817

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on July 9, 2008, Central European Distribution Corporation (the “Company”) completed an investment with Lion Capital LLP (“Lion Capital”) and certain of Lion’s affiliates (collectively with Lion Capital, “Lion”) and certain other investors (the “Minority Investors”), pursuant to which the Company, Lion and the Minority Investors acquired all of the outstanding equity of the Russian Alcohol Group (“RAG”).

Also as previously disclosed, on April 24, 2009, the Company and Lion entered into new agreements (the “New Agreements”) to replace the prior agreement, pursuant to which the Company, through a multi-stage equity purchase, will acquire over the next five years (including 2009) all of the equity interests in RAG held by Lion. For additional information regarding the New Agreements, see the Company’s Current Report on Form 8-K dated April 30, 2009 and the Company’s Current Reports on Form 8-K/A dated July 10, 2009 and July 13, 2009.

On July 29, 2009, the Company entered into an agreement with Lion, pursuant to which Lion/Rally Cayman 7, a limited partnership organized in the Cayman Islands (“Cayman 7”), acquired additional indirect equity interests in RAG as a result of the acquisition by Lion/Rally Cayman 6, a Cayman Islands company (“Cayman 6”) of equity interests in RAG from certain of the Minority Investors (the “Selling Minority Investors” and such acquisitions, collectively, the “Acquisition”). The Company has acquired such equity through a subscription for additional limited partnership interests in Cayman 7, of which it holds 100% of the economic interests and the general partner of which is an affiliate of Lion, pursuant to a Commitment Letter (the “Commitment Letter”), dated July 29, 2009, between the Company, Cayman 6 and Cayman 7. Cayman 7 made a further investment in Cayman 6 as provided in the New Agreements and the Commitment Letter, as a result of which Cayman 6 acquired the equity interests in RAG from the Selling Minority Investors pursuant to a Sale and Purchase Agreement (the “Sale and Purchase Agreement”), dated July 29, 2009, between Cayman 6, Euro Energy Overseas Ltd., a British Virgin Islands company, Altek Consulting Inc., a British Virgin Islands company, Genora Consulting Inc., a Republic of Seychelles company, Lidstel Ltd., a British Virgin Islands company, Pasalba Limited, a company incorporated under the laws of Cyprus and Lion/Rally Lux 1, a company incorporated in Luxembourg. The Cayman 6 equity interests acquired by Cayman 7 as a result of the Acquisition will be subject to the same security as Cayman 7’s other interests in Cayman 6, as set out in the agreements disclosed in the Company’s Current Report on Form 8-K dated April 30, 2009.

On August 3, 3009 (the “Closing Date”), the parties to the Commitment Letter and the Sale and Purchase Agreement consummated the Acquisition in exchange for $30,000,000 in cash (the “Consideration”), funded by the Company.

Commitment Letter

The Commitment Letter confirms the mutual understanding and agreements of the Company and Lion with respect to the Acquisition and sets forth the Company’s obligation to fund the Acquisition and the form of the Sale and Purchase Agreement.

A copy of the Commitment Letter is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference, and all descriptions of the Commitment Letter herein are qualified by reference thereto.

Sale and Purchase Agreement

Pursuant to the Sale and Purchase Agreement, on the Closing Date, the Selling Minority Investors sold to Cayman 6 all of the equity interests in RAG held by the Selling Minority Investors, in exchange for the Consideration.

A copy of the Sale and Purchase Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference, and all descriptions of the Sale and Purchase Agreement herein are qualified by reference thereto.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

To the extent required by Item 2.01 of Form 8-K, the information contained in Item 1.01 of this Current Report is hereby incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Commitment Letter, dated July 29, 2009, between Central European Distribution Corporation, Lion/Rally Cayman 6 and Lion/Rally Cayman 7.

10.2	Sale and Purchase Agreement, dated July 29, 2009, between Lion/Rally Cayman 6, Euro Energy Overseas Ltd., Altek Consulting Inc., Genora Consulting Inc., Lidstel Ltd., Pasalba Limited and Lion/Rally Lux 1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Central European Distribution Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

By:	/s/ Christopher Biedermann
Christopher Biedermann
Vice President and Chief Financial Officer

Date: August 4, 2009

EXHIBIT INDEX

Exhibit No.	Description
10.1	Commitment Letter, dated July 29, 2009, between Central European Distribution Corporation, Lion/Rally Cayman 6 and Lion/Rally Cayman 7.

10.2	Sale and Purchase Agreement, dated July 29, 2009, between Lion/Rally Cayman 6, Euro Energy Overseas Ltd., Altek Consulting Inc., Genora Consulting Inc., Lidstel Ltd., Pasalba Limited and Lion/Rally Lux 1.